July 1, 2009

Personal and Confidential

Mr. Carter J. Ward
58 Spring Valley Ave
Hackensack, NJ 07601

Dear Carter,

This letter agreement (the “Agreement”) shall confirm our understanding as to the terms of your employment with Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

1.	Commencing on July 1, 2009, you shall become an employee of the Company as its Chief Financial Officer (the “CFO”) and your job responsibilities shall include, but shall not be limited to, the following:

	a.	Leadership of all finance, accounting and financial reporting functions, including all Company reporting required by the U.S. Securities and Exchange Commission.

	b.	Presentation and communication of financial status, forecasts and business plans to the Board, Financial Institutions, Investors and other entities, as required to further the financial and commercial objectives of the Company.

	c.	Any other responsibilities that would be reasonably expected of the position of CFO of the Company and such other responsibilities as may be assigned to you from time to time by the Company’s Chief Executive Officer (the “CEO”) and the Board of Directors of the Company, including work at alternative sites or facilities.

2.	You will report directly to the CEO.

3.	You agree to dedicate at least 2 business days per week towards fulfilling your responsibilities as CFO of the Company shall receive an annual base salary equal to $60,000.00, payable in accordance with the Company’s payroll practices. In recognition of your part-time commitment to the Company hereunder, the Company acknowledges and does not object to your dedicating the remaining 3 days per week to the performance of your services to Epic Pharma, LLC (“Epic”) and its affiliates. Regardless of any other activities and responsibilities, you agree to not knowingly undertake or engage in any employment, occupation or business enterprise that is directly or indirectly adverse to the interest of the Company.

4.	You may become eligible for cash and/or equity-based awards that may be granted by the Company in the future, with any such awards to be granted in the discretion of the Company and the CEO.

5.	You shall receive 4 days paid vacation time during each calendar year based on the current commitment of two days per week, and pro rated for periods of less than a full calendar year; provided, that the timing and duration of any particular vacation shall not interfere with the business of the Company or the effective performance of your duties hereunder, as reasonably determined in good faith by the CEO.

6.	Commencing at three months from the starting day of your job at Elite, you shall be entitled to participate in all health insurance plans maintained by the Company for its employees, subject to applicable eligibility requirements; provided, however, that you understand that your part-time status may restrict your ability to participate in such plans. Nothing in the foregoing shall limit or restrict the Company’s discretion to amend, revise or terminate any benefit or plan without your notice or consent.

7.	While you are employed by the Company, and except as provided in paragraph 3 of this Agreement, you agree to devote your best efforts to the interests of the Company and to not knowingly undertake or engage in any employment, occupation or business enterprise that is directly or indirectly adverse to the interest of the Company. You agree to observe in all material respects any and all rules and policies that the Company may now or hereafter establish from time to time, governing the conduct of its employees or business.

8.	You understand and agree that your employment with the Company is terminable at the will of either the Company or you. You may terminate your employment at any time with or without notice and the Company has a similar right to terminate your employment for any reason or no reason. You acknowledge that there have been no representations or promises made to you that your employment will continue for a set period of time or that your employment will be terminated only under particular circumstances. You acknowledge that no representations, express or implied, may be made that are inconsistent with this policy and no one at the Company is authorized to make representations, express or implied, inconsistent with this policy.

9.	As a condition to entering into this Agreement and being employed by the Company you agree to execute and deliver the Proprietary Rights Agreement in the form attached hereto as Exhibit A (the “Proprietary Rights Agreement”), pursuant to which you shall agree that, among other things, (a) all Proprietary Information (as defined in the Proprietary Rights Agreement) disclosed to you by the Company during your employment with the Company is the exclusive property of the Company or the party that disclosed or delivered such information to the Company, and (b) except as otherwise permitted under the Proprietary Rights Agreement, you shall be prohibited from using or disclosing any such Proprietary Information.

10.	This Agreement and the Proprietary Rights Agreement contain the entire understanding between the Company and you with respect to the subject matter hereof and thereof. This Agreement may not be extended, varied, modified, supplemented, or otherwise changed except by written agreement signed by both you and an authorized officer of the Company. A waiver by the Company of any right or provision under this Agreement shall not operate or be construed as a waiver of such right or provision at any other time. If a court of competent jurisdiction finds a portion of this Agreement unenforceable, such finding shall not affect enforcement of the other portions of this Agreement. Any portion found to be unenforceable shall be construed to be reformed to extend as far as is enforceable. This Agreement shall inure to the benefit of, and may be enforced by the successor and assigns of, the Company. This Agreement is entered into under the laws of the State of New York and shall be governed by the laws of the State of New York. Any lawsuit or legal action or proceeding relating to this Agreement shall be brought in one of the state of federal courts sitting in the City and State of New York, and both you and the Company submit to the jurisdiction of such courts for that purpose.

11.	You represent and warrant that you have had a full opportunity to seek legal advice and representation by an independent counsel of your own choosing in connection with this Agreement.

If you find the foregoing arrangement acceptable and believe that the foregoing accurately summarizes our understanding, please kindly so indicate by executing and dating the attached copy of this Agreement in the space provided and returning a copy to me.

Very truly yours,

Elite Pharmaceuticals, Inc.

By:	/s/ Chris Dick
Name: Mr. Chris Dick
Title: Chief Operating Officer,
President and Acting Chief Executive
Officer

ACCEPTED & AGREED AS OF

/s/ Carter J. Ward
Carter J. Ward

Exhibit A

Proprietary Rights Agreement
(see attached)

ELITE LABORATORIES, INC.

EMPLOYEE PROPRIETARY INFORMATION
AND NON-SOLICITATION AGREEMENT
(THIS “AGREEMENT”)
____________________________________________

In connection with your employment by Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), you and the Company agree as follows:

1. Your Conduct as an Employee. Except as otherwise provided in that certain letter agreement, dates as of July 1, 2009 (the “At-Will Employment Agreement”), between you and the Company, to which this Agreement is attached as Exhibit A, while you are employed by the Company, you agree to devote your best efforts to the interests of the Company and to not knowingly undertake or engage in any employment, occupation or business enterprise that is directly or indirectly adverse to the interest of the Company. You agree to observe in all material respects any and all rules and policies that the Company may now or hereafter establish from time to time, governing the conduct of its employees or business.

2. Ownership and Nondisclosure of Proprietary Information. You acknowledge that all Proprietary Information, as defined in Section 3 of this Agreement, is the exclusive property of the Company or the party that disclosed or delivered such information to the Company. You shall not use or disclose any Proprietary Information, directly or indirectly, except as authorized by the Company in writing, or only as needed in connection with your assigned duties, and you will promptly notify the Company of any unauthorized release of Proprietary Information. Specifically, you agree that all Proprietary Information or inventions developed as a direct or indirect result of your efforts on behalf of the Company during any period of your employment with the Company shall be and shall remain the exclusive property of the Company, and that you shall have no ownership interest therein. To the extent you may have any interest in such developed Proprietary Information, you agree to assign, and hereby do assign and transfer, any such rights, title and interest to the Company. You agree to cooperate fully with the Company in taking such actions as may be necessary to allow Company to secure patent, copyright or other protections for any such inventions.

3. Definitions. “Proprietary Information”, as referred to in this Agreement, includes all of the following information and material, whether or not reduced to writing and whether or not patentable, that you, during any period of employment with the Company, have access to or develop in whole or in part as a direct or indirect result of either your efforts on behalf of the Company or through the use of any of the Company’s facilities or resources: (i) computer software, including without limitation all source and object code, flow charts, algorithms, coding sheets, routines, sub-routines, compilers, assemblers, design concepts and related documentation and manuals; (ii) production processes, collection and receivable management processes, procedures and techniques, marketing techniques, licensing or sales policies, financial information, employee names and job descriptions, customer and prospective customer names and requirements, data and other information or material relating to the manner in which the customer, prospective customer or the Company do business; (iii) discoveries, concepts and ideas (including but not limited to the nature and results of research and development activities), processes, formulae, techniques, “know-how”, designs, drawings and specifications; (iv) any other information or material relating to the business or activities of the Company which is not generally known to others engaged in similar businesses or activities; (v) all inventions and ideas which are derived from or relate to your access to or knowledge of any of the information or material described herein; and (vi) any of the

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information or material described herein which is the property of any other person or firm which has revealed or delivered such information or material to the Company pursuant to a contractual relationship with the Company or otherwise in the course of the Company’s business. Proprietary Information shall not include any information or material of the type described herein to the extent that such information or material (i) is or becomes publicly known through no act on your part in violation of this Agreement, (ii) is required to be used or disclosed by applicable law or governmental order or process, or (iii) is known to or developed by you prior to your employment by the Company. The failure to mark any of the Proprietary Information as confidential shall not affect its status as Proprietary Information.

4. Records. All notes, data, reference material, sketches, drawings, memoranda and records in any way relating to any of the Proprietary Information or to the Company’s business shall belong exclusively to the Company. Except as required by your job responsibilities, you shall not remove from the Company’s property any such materials or copies thereof. You shall not, either during the period of your employment or thereafter, publish or cause to be published, release or cause to be released, or otherwise make available to any third party any such materials or copies thereof, to the extent not then publicly available unless required by applicable law or governmental process or order. At the request of the Company or, absent such a request, upon the termination of your employment with the Company, you agree to turn over to the Company all such materials and copies thereof in your possession.

5. Prior Employer. You agree that you will not, during your employment with the Company, improperly use or disclose any confidential, proprietary or trade secret information of or belonging to Epic Pharma, LLC (“Epic”) or any of its affiliates or any former employer or other person or entity, and that you will not bring onto the premises of the Company or use in any way on behalf of the Company, any unpublished document or confidential or proprietary information belonging to Epic or any of its affiliates or any such employer, person or entity unless consented to in writing by Epic or its affiliates, as the case may be, or such employer, person or entity. You also agree that you will not disclose or use in the performance of your work with the Company any trade secrets or confidential or proprietary information of Epic or a former employer or any third party. You further represent to the Company that your employment with the Company will not conflict with or be constrained by any prior employment obligations.

6. No Recruitment. For a period of one year after the termination of your employment with Company, for any reason whatsoever, you will not solicit, on your own behalf or on behalf of others, or hire directly or indirectly any employee of Company, nor will you attempt to persuade directly or indirectly any employee to leave the employ of Company.

7. Injunctive Relief. Because of the valuable and unique nature of the Proprietary Information and Company’s relationships with its customers, prospective customers and employees, you understand and agree that the Company shall suffer irreparable harm if you breach any of your obligations under this Agreement and that monetary damages shall be inadequate to compensate the Company for any breach hereof. Accordingly, you agree that, in addition to any other remedies or rights, the Company shall have the right to obtain an injunction to enforce the terms of this Agreement.

10. Employment at Will. You understand and agree that your employment with the Company is terminable at the will of either the Company or you. You may terminate your employment at any time with or without

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notice and the Company has a similar right. You acknowledge that there have been no representations or promises made to you that your employment will continue for a set period of time or that your employment will be terminated only under particular circumstances. You acknowledge that no representations, express or implied, may be made that are inconsistent with this policy and no one at the Company is authorized to make representations, express or implied, inconsistent with this policy.

11. General. This Agreement and the At-Will Employment Agreement contain the entire understanding between the Company and you with respect to the subject matter hereof and thereof. This Agreement may not be extended, varied, modified, supplemented, or otherwise changed except by written agreement signed by both you and an authorized officer of the Company. Headings are inserted for reference only and shall not in any way define or affect the meaning, construction or scope of any of the provisions of this Agreement. A waiver by the Company of any right or provision under this Agreement shall not operate or be construed as a waiver of such right or provision at any other time. If a court finds a portion of this Agreement unenforceable, such finding shall not affect enforcement of the other portions of this Agreement. Any portion found to be unenforceable shall be construed to be reformed to extend as far as is enforceable. This Agreement shall inure to the benefit of, and may be enforced by the successor and assigns of, the Company. This Agreement is entered into under the laws of the State of New York and shall be governed by the laws of such state. Any lawsuit or legal action or proceeding relating to this Agreement shall be brought in one of the state of federal courts sitting in the City and State of New York, and both you and the Company submit to the jurisdiction of such courts for that purpose.

12. Advice of Counsel. You represent and warrant that you have had a full opportunity to seek legal advice and representation by an independent counsel of your own choosing in connection with this Agreement.

I HAVE READ, UNDERSTAND AND AGREE TO ALL OF THE ABOVE:

Date:_____________________________________

Signature:__________________________________

Name Printed:_______________________________

ELITE PHARMACEUTICALS, INC.

By: _________________________________
       Name: Chris C. Dick
       Titled: Chief Operating Officer,
       President and Acting Chief Executive Officer

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